Exhibit 99.1

Behringer Harvard Expands Management Team

Former CAO for AIMCO, Scott Fordham,

Will Enhance REIT Accounting and Finance Expertise

DALLAS, May 23, 2008 — Behringer Harvard announced today that Scott Fordham will join the firm on May 27 as senior vice president — accounting. Mr. Fordham will lead the accounting team for the firm’s flagship real estate investment program, Behringer Harvard REIT I, Inc. The portfolio of Behringer Harvard REIT I, Inc. currently includes 75 properties representing more than 25 million square feet of office space that were acquired at a total purchase price of approximately $4.8 billion.

“We’re pleased to welcome Scott to the Behringer Harvard management team,” said Robert M. Behringer, founder and chief executive officer of Behringer Harvard. “The expertise that Scott brings to this new role will be important to our management team as we guide Behringer Harvard REIT I through completion of its public offering and beyond.”

Mr. Fordham has more than 17 years of experience in corporate finance and accounting with emphasis on accounting practices, financial statements for public companies, and financial forecasting and strategy. His experience includes 11 years in the REIT industry. Most recently, he served as senior vice president and chief accounting officer for Apartment Investment and Management Company (Aimco), an S&P 500 company operating as a publicly traded REIT (NYSE: AIV) with assets of approximately $10.6 billion. From November 1992 to December 2006, he held various finance and accounting positions with Prentiss Properties and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN), and served as chief accounting officer from May 2004 to December 2006.

During his tenure at Prentiss Properties, Mr. Fordham worked with Thomas F. August, the former president and chief executive officer of Prentiss Properties. Mr. August joined Behringer Harvard in February 2008 as chief operating officer for Behringer Harvard REIT I, Inc.’s advisor. Tom August said, “I’m delighted to have the opportunity to work with Scott once again to build a REIT that is positioned for long-term success.”

Mr. Fordham also previously worked in public accounting with PricewaterhouseCoopers LLP. He holds a B.B.A. degree from Baylor University and is a certified public accountant in the state of Texas.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Jasmine Bouyer Richards Partners jasmine_bouyer@richards.com 214.891.5817	Jason Mattox Executive Vice President Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Allen Bourne Vice President — Marketing Behringer Harvard abourne@behringerharvard.com 469.341.2318

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